AMENDMENT TO THE SALIX TECHNOLOGIES, INC.

OMNIBUS STOCK PLAN

WHEREAS, Salix Technologies, Inc. has heretofore established the Salix Technologies, Inc. Omnibus Stock Plan (the "Plan") for the benefit of eligible executives and key personnel of Salix Technologies, Inc. and its subsidiaries;

WHEREAS, Salix Technologies, Inc. was acquired by Oriole Merger Corp., a wholly-owned subsidiary of Tellabs, Inc. ("Sub"), and Sub was merged with and into Salix Technologies, Inc. (Tellabs, Inc. shall be known as the " Company"; provided, however, that prior to the effective time of the merger, "Company" means Salix Technologies, Inc.);

WHEREAS, the Board of Directors of the Company deems it desirable to make certain amendments to the Plan relating to the vesting of options and stock appreciation rights ("SARs") and/or the post-employment exercise period in the event of the death, disability, or retirement of an option or SAR holder, or a change in control of the Company; and

WHEREAS, the Board of Directors of the Company has considered the recommendations and has approved this Amendment to the Plan.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective June 30, 2000, as follows :

  Under Section 2 of the Plan, the following definition of "Change in Control" shall be added:

  (n) "Change in Control" means the first to occur of:

  (i) Any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding for this purpose, Tellabs, Inc. ("Tellabs") or any subsidiary of Tellabs, or any employee benefit plan of Tellabs or any subsidiary of Tellabs, or any person or entity organized, appointed or established by Tellabs for or pursuant to the terms of any such plan which acquires beneficial ownership of voting securities of Tellabs, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of Tellabs representing 20% or more of the combined voting power of Tellabs's then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by Tellabs; and provided further that no Change in Control will be deemed to have occurred if a person inadvertently acquires an ownership interest of 20% or more but then promptly reduces that ownership interest below 20%;

  (ii) During any two consecutive years (not including any period beginning prior to June 30, 2000), individuals who at the beginning of such two-year period constitute the Board of Directors of Tellabs and any new director (except for a director designated by a person who has entered into an agreement with Tellabs to effect a transaction described elsewhere in this definition of Change in Control) whose election by the Board or nomination for election by Tellabs' stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (such individuals and any such new director, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board;

  (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Tellabs (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of Tellabs immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns Tellabs or all or substantially all of Tellabs' assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding voting securities of Tellabs; (B) no person (excluding any company resulting from such Business Combination or any employee benefit plan (or related trust) of Tellabs or such company resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then combined voting power of the then outstanding voting securities of such company except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

  (iv) Approval by the stockholders of Tellabs of a complete liquidation or dissolution of Tellabs.
  Under Section 2 of the Plan, the following definition of "Disability" shall be added:

  (p) "Disability" shall have the meaning ascribed to such term in Section 22(e)(3) of the Code.
  Section 8 shall be amended in its entirety to read as follows:

  8. TERMINATION OF EMPLOYMENT.

  Except as set forth in Section 8A with respect to the effect of a Change in Control or except as the Administrator may otherwise expressly provide in the Grant Agreement evidencing an Award, the following rules shall apply upon termination of the Grantee's employment with the Company and all Subsidiaries:

  (a) Except as set forth in subsections (b), (c), and (d) below, in the event that a Grantee who is an employee as of the date of grant of Awards hereunder shall cease to be employed by the Company or its subsidiaries for any reason other than a termination for Cause, all vested Awards held by him pursuant to the Plan and not previously exercised at the date of such termination may be exercised for a period of ninety (90) days after the date of termination of the Grantee's employment, subject to the terms of Paragraph 5(b) and the condition that no Award shall be exercisable after the expiration of ten (10) years from the date it is granted. If the termination of employment is a termination by the Company for Cause, then all Awards held by him pursuant to the Plan and not previously exercised at the date of such termination shall terminate immediately and become void and of no effect. Authorized leaves of absence or absence for military service shall not constitute termination of employment for the purpose of the Plan.

  (b) In the event of termination of employment due to the death the Grantee, each Option and SAR held by the Grantee shall become exercisable in full and may be exercised at any time prior to the expiration date of such Award or within one year after the date of the Grantee's death, whichever period is shorter.

  (c) In the event of termination of employment due to the Disability of the Grantee, each Option and SAR held by the Grantee may, to the extent exercisable at the time of termination of employment, be exercised at any time prior to the expiration date of such Award or within three years after the date of the Grantee's termination of employment, whichever period is shorter.

  (d) In the event of termination of employment due to the retirement of the Grantee on or after attaining age 55, all or a portion of each Option and SAR held by the Grantee, to the extent not then exercisable, shall become exercisable in accordance with the schedule set forth below based upon one point for the Grantee's attained age and one point for each year of continuous service with the Company or its affiliates as of the date of retirement (including for this purpose, continuous service with an entity prior to the date such entity was acquired by the Company or an affiliate of the Company, but excluding any service prior to January 1, 1975),

  At least 70 but less than 80 points          50% of each unvested Award shall vest
  At least 80 but less than 90 points          75% of each unvested Award shall vest
  At least 90 points                                  100% of each unvested Award shall vest

  and all Options and SARs held by the Grantee to the extent then exercisable may be exercised at any time prior to the expiration date of such Award or within three years after the date of the Grantee's retirement, whichever period is shorter.

  (e) Notwithstanding anything in this Plan to the contrary, any incentive stock option which is exercised after the expiration of three months following the cessation of employment for any reason other than Disability or death or one year after the date of termination of employment due to Disability or death, shall be treated as a nonqualified stock option.
  The Plan shall hereby be amended by adding a new Section 8A to read:

8A. CHANGE IN CONTROL.

(a) Effect of Change in Control. Upon the occurrence of a Change in Control, any and all Options and SARs granted hereunder shall become immediately exercisable and remain exercisable until such Options and SARs expire or terminate under the provisions of this Plan.

(b) Change in Control Not Approved by Incumbent Board. Upon the occurrence of a Change in Control not approved by the Incumbent Board, any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term without regard to termination of employment subsequent to such Change in Control.

IN WITNESS WHEREOF, the foregoing amendments to the Salix Technologies, Inc. Omnibus Stock Plan are hereby adopted as of the 30th day of June, 2000, by the undersigned officer duly authorized by resolutions adopted by the written consent of the Board of Directors dated June 30, 2000.

SALIX TECHNOLOGIES, INC.

By: /s Brian J. Jackman

Name: Brian J. Jackman

Its: President